EXHIBIT 4.8

July 27, 1995


Electrosource, Inc.
3800 B Drossett Drive
Austin, Texas 78744

Attention:

Gentlemen:

           This letter (the "Letter Agreement") will confirm the understanding and agreement between ACM Advisors, organized under the laws of Panama, with its principal executive offices located at Birmensdorfer Strasse 140, CH08003, Zurich, Switzerland ("ACM") and Electrosource, Inc., a corporation organized under the laws of the state of Delaware, with its principal executive offices located at 3800 B Drossett Drive, Austin, Texas 78744 (the "Company") as follows:

           This Letter Agreement is executed in reliance upon the exemption from registration afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation S.

          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

          1.           Engagement;    Purchase    of    Warrants;
Distribution.

               (a) Engagement. The Company hereby engages ACM as the Company's distributor in connection with the offshore offering of its warrants (the "Warrants") to purchase an aggregate of 2,000,000 shares of the Company's common stock, $0.10 par value per share (the "Common Stock"), substantially in the forms attached as Exhibits B and C hereto. ACM hereby accepts the engagement upon the terms and conditions set forth in this agreement.
(b)
               (b) Purchase of Warrants. ACM hereby agrees to purchase the Warrants for U.S. $1.00 and other good and valuable consideration.

               (c)             Offshore Distribution.  As further
consideration for the Warrants, ACM hereby agrees to assist the Company in distributing the Warrants offshore under the following conditions:

                    (i) Offers and sales of the Warrants by ACM will be made in accordance with the Regulation S safe harbor exemption from registration ("Regulation S") under the federal Securities Act of 1933, as amended (the "Act").

                    (ii) Investors will be persons who are not U.S. Persons (as defined in Regulation S). ACM anticipates commencement of the offering on the date hereof and a closing on July 26, 1995, or such later date as is mutually agreed to by the parties hereto.

                    (iii) The Company will cooperate with ACM in connection with, and shall make available to ACM, such documents and other information as ACM shall reasonably require to perform its obligations hereunder. Any such information designated by the Company as confidential will be held in confidence by ACM, except as may be necessary to disclose pursuant to subpoena or other judicial or administrative order or process or as may be appropriate in connection with the offering to prospective investors.

                    (iv) The Company may in its discretion postpone, modify or abandon the offering prior to closing. ACM may decline to participate in the offering if it reasonably determines that the offering has become impractical.


          2.   ACM Representations; Access to Information.

               (a)               Offshore    Transaction.      In
connection with the purchase and sale of the Warrants, ACM represents and warrants to, and covenants and agrees with, the Company as follows:

                         (i)        ACM  is not a natural  person
               and  is  not  organized  under  the  laws  of  any
               jurisdiction within the United States, was not formed by a U.S. Person (as defined in Section
               902(o) of Regulation S) for the purpose of investing in Regulation S securities and is not otherwise a U.S. Person. ACM is not, and on the closing date will not be, an affiliate of the Company;

                         (ii)      At the time the buy order  was
               originated, ACM was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

                         (iii)          No offer to purchase  the
               Warrants,  or  the  Common  Stock  issuable   upon
               exercise of the Warrants (collectively, the "Securities"), was made by ACM in the United States;

                         (iv)        ACM   is   purchasing    the
               Securities for its own account and ACM is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction;

                         (v)       All offers and sales of any of
               the Securities by ACM prior to the end of the Restricted Period (as hereinafter defined) shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 903 or 904, as applicable, of Regulation S or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Securities have been and will be offered or sold by ACM to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period commencing on the later of (x) the date of closing of the offering of the Securities (or if later, the date on which the last closing of the sale of Warrants takes place, pursuant to that certain letter agreement dated July , 1995 between Rosehouse Ltd. and the Company) or (y) the date of the first offer of the Securities to persons other than distributors (the "Restricted Period"), as certified by ACM to the Company;

                         (vi)       The transactions contemplated
               by this Agreement (a) have not been and will not be pre-arranged by ACM with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by ACM to evade the registration provisions of the 1933 Act;

                         (vii)          ACM understands that  the
               Securities are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of ACM set forth herein in order to determine the applicability of such exclusions and the suitability of ACM and any purchaser from ACM to acquire the Securities;

                         (viii)           ACM  shall   take   all
               reasonable  steps  to ensure its  compliance  with
               Regulation S and shall promptly send to each purchaser who acts as a distributor, dealer or a person receiving a selling concession, fee or other remuneration in respect of any of the Securities, who purchases prior to the expiration of the Restricted Period referred to in subparagraph (v) above, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as ACM pursuant to Section 903(c)(2)(iv) of Regulation S;

                         (ix)       ACM  has  not  conducted  and
               shall not conduct any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S, nor has ACM conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere;

                         (x)        This Agreement has been  duly
               authorized, validly executed and delivered on behalf of ACM and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                         (xi)      The execution and delivery  of
               this   Agreement  and  the  consummation  of   the
               purchase of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by ACM of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of ACM or any indenture, mortgage, deed of trust, or other material agreement or instrument to which ACM is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or
               other   United  States  governmental  body  having
               jurisdiction over ACM or any of its properties or assets;

                         (xii)           All invitations,  offers
               and sales of or in respect of, any of the Securities, by ACM and any distribution by ACM of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by the Company with any regulatory authority or stock exchange in any country or any political sub-division of any country;

                         (xiii)          ACM  will not  make  any
               offer  or  sale  of any of the Securities  by  any
               means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon the Company any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obliged to do any act; and

                         (xiv)           Neither ACM nor  any  of
               its affiliates has entered, has the intention of entering, or will during the Restricted Period enter or into any put option, short position or other similar instrument or position with respect to any of the Securities or securities of the same class as the Securities.

               (b)             No  Government  Recommendation  or
Approval.   ACM understands that no Federal or State  or  foreign
government agency has passed on or made any recommendation or endorsement of the Securities.

               (c) Current Public Information. ACM acknowledges that it and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and all materials relating to the offer and sale of the Securities which have been requested by ACM. ACM further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries.

               (d) ACM's Sophistication. ACM acknowledges that the purchase of the Securities involves a high degree of risk, including the total loss of ACM's investment. ACM has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities.

               (e)             Tax  Status.  ACM is  not  a  "10-
percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of the Company.

          3.        Company Representations.

               (a) Reporting Company Status. The Company is a "Reporting Issuer" as defined by Rule 902 of Regulation S. The Company has registered the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on The NASDAQ Stock Market. The Company has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Securities (or for such shorter period that the Company has been required to file such material).

               (b)             Current  Public Information.   The
Company has furnished ACM with copies of its most recent reports filed under the Exchange Act referred to in Section 2(c) above, and other publicly available documents.

               (c)             Offshore Transaction.  The Company
has not offered any of the Securities to any person in the United
States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person, as such terms are used in Regulation S.

                         (i)        At the time the buy order was
               originated, the Company and/or its agents reasonably believe ACM was outside of the United States and was not a U.S. person, based on the representations of ACM.

                         (ii)       the Company and/or its agents
               reasonably believe that the transaction has not been pre-arranged with a buyer in the United States, based on the representations of ACM.

                         (iii)           No offer to buy or  sell
               the Securities was or will be made by the Company to any person in the United States.

                         (iv)      The sale of the Securities  by
               the Company pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S, provided that the representations and warranties of ACM in Section 2(a) hereof are true and correct.

                         (v)        The transactions contemplated
                              by this Agreement (a) have not been
                              and will not be pre-arranged by the
                              Company with apurchaser located  in
                              the  United  States or a  purchaser
                              which is a U.S. Person, and (b) are
                              not  and will not be part of a plan
                              or  scheme by the Company to  evade
                              the  registration provisions of the
                              1933 Act.

               (d) No Directed Selling Efforts. In regard to this transaction, the Company has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has the Company conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere.

               (e) Concerning the Securities. The issuance, sale and delivery of the Warrants have been duly authorized by all required corporate action on the part of the Company, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-
U.S. Persons, to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the Company.

               (f) Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

               (g) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over the Company or any of its properties or assets.

               (h) Approvals. The Company is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Warrants and the Common Stock issuable upon exercise thereof to persons who are non-U.S. Persons, as contemplated by this Agreement.

          4. Exemption: Reliance on Representations. ACM understands that the offer and sale of the Securities are not being registered under the 1933 Act. The Company and ACM are relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

          5.        Transfer Agent Instructions.

               (a)             Warrants.   Upon exercise  of  the
Warrants, the holder thereof shall submit such Warrants to the Company, and the Company shall, within five (5) business days of receipt of the Warrants, instruct the Company's transfer agent to issue one or more certificates representing that number of shares of Common Stock for which the Warrants or Warrants are then being exercised in accordance with the provisions regarding exercise set forth in Exhibits A and B hereto, as applicable.

               (b) Shares to be Issued Without Restrictive Legend. Upon the exercise of either of the Warrants by a person who is a non-U.S. Person, the Company shall instruct the Company's transfer agent to issue stock certificates without restrictive legend in the name of ACM (or its nominee (being a non-U.S. Person) or such non-U.S Persons as may be designated by ACM prior to the closing) and in such denominations to be specified at conversion or upon exercise representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Company warrants that no instructions other than these instructions and instructions to impose a "stop transfer" instruction with respect to the certificates until the end of the Restricted Period have been or will be given to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section 5, however, shall affect in any way ACM's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

          6. Piggyback Registration. The Company hereby agrees that, in the event a demand is made by a majority in interest of holders of debentures (the "Debentures") issued pursuant to those certain Offshore Securities Subscription Agreements, dated July 1995, by and between the Company and the purchasers named therein, as a result of a regulatory development including, but not limited to, an amendment or proposed amendment of Regulation S, or any "no-action" or interpretive guidance whether oral or written from the Securities and Exchange Commission, which calls into question the ability of buyers to resell the Securities without registration, which causes Seller to file and cause to become effective a registration statement on Form S-3 under the 1933 Act covering the resale of the Debentures, the Company shall promptly give written notice of such registration to all holders of the Warrants ("Holders"). Any Holder by written request given within 20 days after receipt of such written notice from the Company may require, subject to pre-existing registration rights in other parties, all or a portion of such Holder's Warrants to be included in the registration (the Warrants and the Debentures being referred to for the purposes of this paragraph 6 as, the "Registrable Securities"). Any such registration statement shall remain effective for up to one hundred twenty (120) days or until all of the Registrable Securities are sold, whichever is later. The Company shall provide ACM with such numbers of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Registrable Securities. The Company shall bear and pay all expenses incurred in connection with any such registration, excluding discounts and commissions.

          7. Delivery Instructions. The Warrants being purchased hereunder shall be delivered to ACM at such time and place as shall be mutually agreed by the Company and ACM; provided that such Warrants shall be made available for inspection at such reasonable time as ACM may request prior to the Closing Date.

          8. Opinion of Counsel. The Company will, at the closing, furnish ACM with an opinion of its counsel substantially in the form attached hereto as Exhibit C.

          9. Form W-8. ACM will, at the closing, furnish the Company with an executed IRS Form W-8.

          10.         Notices.   All  notices  or  communications
hereunder, except as otherwise provided by notice, will be in writing and mailed or delivered as follows:

          If to ACM:

          ACM Advisors
          Birmensdorfer Strasse 140
          CH08003
          Zurich, Switzerland

          Attention:

          If to the Company:

          Electrosource, Inc.
          3800 B Drossett Drive
          Austin, Texas 78744
          Attention:  President

          11. Miscellaneous. This Letter Agreement, together with Exhibits A, B and C, contains our entire agreement concerning the proposed offering and supersedes any prior understanding and agreements. It will be governed by Bermuda law. Any amendment hereto or any waiver of any right or obligation hereunder must be in writing and signed by the party to be charged.

            Please confirm that the foregoing correctly and completely sets forth our understanding, by signing and returning to us the enclosed duplicate of this Letter Agreement.

                                Sincerely,

                                ACM Equities


                                By:            /S/
                                Title:  President


                                Agreed  and accepted this  ____th
                                day of July, 1995


                                Electrosource, Inc.


                                By:            /S/
                                     Michael G. Semmens
                                     President